Exhibit 99.1
CONTACT:
Liz Zale
DealerTrack, Inc.
(516) 734-3758
liz.zale@dealertrack.com
Jen Malloy
RF|Binder Partners
(212) 994-7542
jen.malloy@rfbinder.com
DEALERTRACK COMPLETES GLOBAL FAX ACQUISITION
Lake Success, NY, May 4, 2006 – DealerTrack Holdings, Inc. (NASDAQ: TRAK) today announced that its subsidiary, DealerTrack Digital Services, Inc., has acquired substantially all of the assets of Global Fax, L.L.C., a leading provider of business process outsourcing solutions to the automotive finance industry.
Global Fax, founded in 1993 and based in Warren, Michigan, provides outsourced document scanning, storage, data entry, and retrieval services for approximately 20 national automotive financing customers. Its business began by processing faxed credit applications and has evolved to predominantly processing automotive retail contracts and all of their related documents. Global Fax is recognized in the industry as a leader in auto finance document process outsourcing.
“DealerTrack is pleased to offer our financing source customers a variety of digital solutions that can provide them with 100 percent of their retail automotive contracts in a digital format,” said Mark O’Neil, chairman and chief executive officer of DealerTrack. “While Global Fax’s Express Contract Processing service (ECP) has strong growth potential in its own right, this acquisition also represents an opportunity for us to enhance the overall value proposition of eContracting and our eDocs solution for our financing source customers.”
“We are excited to join forces with DealerTrack to provide lenders with a complete package of electronic solutions to simplify and streamline their automotive contract processing operations,” said Paul Kennedy, president of Global Fax and one of its founders.
“Paul, his management team, and their ECP service are very highly regarded by their financing source customers. We are delighted about this addition to DealerTrack’s capabilities, and look forward to having Paul join our team,” O’Neil continued. “Consistent with our strategy, this acquisition further enhances the platform of services and technology we provide to our financing source customers.”
DealerTrack paid cash consideration of approximately $23.8 million. An additional $2.4 million cash consideration may be paid out based upon the achievement of certain revenue targets for 2006. DealerTrack will provide additional details on the transaction and will update performance expectations for 2006 on its upcoming first quarter earnings call scheduled for May 9, 2006.
About DealerTrack (www.dealertrack.com)
DealerTrack (NASDAQ: TRAK) is a leading provider of on-demand software and data solutions for the U.S. automotive retail industry. The company’s online credit application processing product automates and accelerates the automotive financing process, while its integrated subscription-based software enables dealers to receive consumer leads, compare financing and leasing options, sell insurance and other aftermarket products, document compliance, and execute financing contracts electronically. Over 21,000 dealers, with more than 80% of all franchised dealers; over 225 financing sources, including nine captives and the 20 largest U.S. independents; and other service and information providers are active in the DealerTrack network.
Safe Harbor for Forward-Looking and Cautionary Statements
Statements in this press release regarding the benefits of the acquisition, the development of DealerTrack’s products, the demand for DealerTrack’s products and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.
Factors that might cause such a difference include: the inability to execute any element of DealerTrack’s business strategy, including selling additional products and services to existing and new customers; DealerTrack’s success in expanding its customer base and product and service offerings; ability to expand or even retain the Global Fax customer base; ability to integrate Global Fax’s current operations and business; and other risks listed in the Company’s reports filed with the SEC, including DealerTrack’s Form 10-K. These filings can be found on DealerTrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.
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